                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the registration statement on Form S-6 (No. 33-03919) of our report dated February 15, 2002, relating to the financial statements of Fortis Benefits Insurance Company, which appears in the Prospectus constituting part of Post-Effective Amendment No. 24 to such registration statement. We also consent to the incorporation by reference of our report dated April 6, 2001, relating to the financial statements of Fortis Benefits Insurance Company Variable Account C, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Public Accountants" in such Prospectus.


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
January 21, 2003